EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Dial Corporation on Form S-8 of our report dated January 22, 1998, appearing in the Annual Report on Form 10-K of The Dial Corporation for the year ended January 3, 1998.


/s/ Deloitte & Touche LLP
Phoenix Arizona
June 11, 1998